UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIZSLA SILVER CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 Suite 1723, 595 Burrard Street
Vancouver, British Columbia V7X 1J1 Canada
(604)-364-2215
(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone 1-800-221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Jen Hanson Vizsla Silver Corp. Suite 1723, 595 Burrard Street Vancouver, British Columbia V7X 1J1 Canada (604) 364 2215	Daniel D. Nauth Nauth LPC 217 Queen Street West, Suite 401 Toronto, ON M5V 0R2 Canada (416) 477-6031

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until this Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the "1933 Act"), or on such date as the Commission, acting pursuant to Section 8(a) of the 1933 Act, may determine.

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PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this preliminary short form prospectus from documents filed with securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Vizsla Silver Corp. Suite 1723, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1, telephone (778) 899-3050, and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	April 1, 2025

US$600,000,000

Common Shares
Debt Securities
Subscription Receipts
Warrants
Units

Vizsla Silver Corp. ("Vizsla", the "Company", "we" or "us") may offer and sell from time to time the following securities: (a) common shares of the Company (the "Common Shares"); (b) debt securities of the Company (the "Debt Securities"); (c) subscription receipts ("Subscription Receipts") exchangeable for Common Shares and/or other securities of the Company; (d) warrants ("Warrants") exercisable to acquire Common Shares and/or other securities of the Company; and (e) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units"), or any combination thereof for aggregate proceeds of US$600,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the "Prospectus") remains valid. The Common Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the "Securities") offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, "Prospectus Supplements"). This Prospectus qualifies the distribution of Securities by the Company and by selling securityholders, as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash, and assumption of liabilities. One or more selling securityholders may also offer and sell Securities under this Prospectus.

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The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, whether the Debt Securities are being offered for cash, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion rights attached to the Debt Securities, and any other terms specific to the Debt Securities being offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company, and any other terms specific to the Subscription Receipts being offered; (iv) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants; and (v) in the case of Units, the number of Units being offered, the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants underlying the Units, and any other terms specific to the Units.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement. Where required by statute, regulation, or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Risk Factors".

This offering is made by a foreign issuer that is permitted, under a multijurisdictional disclosure system ("MJDS") adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein, if any, have been prepared in accordance with International Accounting Standard ("IFRS") issued by the International Accounting Standards Board ("IASB") and Interpretations of the International Financial Reporting Interpretations Committee ("IFRIC"), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws of the United States may be affected adversely by the fact that the Registrant is incorporated or organized under the laws of a foreign country, that some or all of its officers and directors may be residents of a foreign country, that some or all of the underwriters or experts named in the registration statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Registrant and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

This Prospectus may qualify an "at-the-market distribution" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. This Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate, and/or that are convertible into or exchangeable for Common Shares.

The Company and any selling securityholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company and/or the selling securityholders from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company and/or the selling securityholders and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to underwriters, dealers or agents and any other material terms. See "Plan of Distribution".

The sale of Securities may be affected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be "at the-market distributions", including sales made directly on the Toronto Stock Exchange (the "TSX"), or other existing trading markets for the Securities, and as set forth in a Prospectus Supplement for such purpose. See "Plan of Distribution".

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the offered Securities, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the offered Securities. See "Plan of Distribution".

The outstanding Common Shares are listed and posted for trading on the TSX and the NYSE American (the “NYSE American”) under the symbol “VZLA” and on the Börse Frankfurt (Frankfurt Stock Exchange) (the “Frankfurt Exchange”) under the symbol “0G3”. On March 31, 2025 the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $3.29, on the NYSE American was US$2.27 and on the Frankfurt Exchange was €2.16. Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Debt Securities, Subscription Receipts, Warrants and Units may be sold, and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities, Subscription Receipts, Warrants and Units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus. The Company has not authorized anyone to provide investors with additional or different information. An investment in the Securities is highly speculative and involves significant risks that should be carefully considered by prospective investors before purchasing such Securities. Such investment should only be made by those persons who can afford the risk of loss of their entire investment. The risks outlined in this Prospectus and in the documents incorporated by reference herein should be carefully reviewed and considered by prospective investors in connection with an investment in such Securities. See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors" in this Prospectus and "Forward-Looking Information" and "Risk Factors" in the Company's then-current annual information form, as well as the risk factors described in the Company's then-current annual management's discussion and analysis and then-current interim management's discussion and analysis, if applicable, prior to investing in such Securities.

Prospective investors are advised to consult their own tax advisors regarding the application of Canadian federal income tax laws to their particular circumstances, as well as any other provincial, territorial, foreign, and other tax consequences of acquiring, holding, or disposing of the Securities, including the Canadian federal income tax consequences applicable to a foreign controlled Canadian corporation that acquires the Securities

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Eduardo Luna, a director of the Company, resides outside of Canada. Mr. Luna has appointed Forooghian + Company Corporate Services Inc. of Suite 401, 353 Water Street, Vancouver, British Columbia, V6B 1B8 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

The Company's head office is located at Suite 1723, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1 and its registered office is located at Suite 401, 353 Water Street, Vancouver, British Columbia, V6B 1B8.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contain "forward-looking information" within the meaning of applicable Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995 (referred to herein as "forward-looking information"). Forward-looking information includes statements that use forward-looking terminology such as "may", "could", "would", "should", "will", "intend", "plan", "expect", "budget", "estimate", "anticipate", "believe", "continue", "potential" or the negative or grammatical variation thereof or other variations thereof or comparable terminology. Such forward-looking information includes, without limitation, statements with respect to the Company's expectations, strategies and plans for the Panuco Project, including the Company's current planned exploration, development and permitting activities; the future issuance of Securities and the terms, conditions and amount thereof; the creation and content of any future Prospectus Supplements; the Company's use of proceeds from the sale of Securities; the plan of distribution during the 25-month period that this Prospectus remains valid; compensation payable to underwriters, dealers or agents in connection with the sale of Securities; the requirement for additional financing in order to maintain the Company's operations and exploration activities; the timing, receipt and maintenance of approvals, licences and permits from any federal, national, provincial, territorial, municipal or other government, any political subdivision thereof, and any ministry, sub-ministry, agency or sub-agency, court, board, bureau, office, or department, including any government-owned entity, having jurisdiction over the Company or its assets; future financial or operating performance and condition of the Company and its business, operations and properties, and any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements. Statements concerning mineral resource estimates may also be deemed to constitute forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if any of the Company's mineral properties are developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and may be forward-looking statements.

Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management, in light of management's experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, as of the date of this Prospectus including, without limitation, assumptions about: favourable equity and debt capital markets; the ability to raise any necessary capital on reasonable terms to advance the development of the Panuco Project and pursue planned exploration; expectations about the ability to acquire resources and/or reserves through acquisition and/or development; future prices of silver, gold and other metals; the timing and results of exploration and drilling programs; the accuracy of budgeted exploration and development costs and expenditures; the price of other commodities such as fuel; future currency exchange rates and interest rates; operating conditions being favourable, including whereby the Company is able to operate in a safe, efficient and effective manner; political and regulatory stability; the receipt of governmental and third party approvals, licences and permits on favourable terms; obtaining required renewals for existing approvals, licences and permits and obtaining all other required approvals, licences and permits on favourable terms; sustained labour stability; stability in financial and capital goods markets; the absence of any material adverse effects arising as a result of terrorism, sabotage, natural disasters, public health concerns, equipment failures or adverse changes in government legislation or the socio-economic conditions in Mexico and the surrounding area with respect to the Panuco Project and operations; and the availability of drilling and other mining equipment, energy and supplies. While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive, and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance, or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, such forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance, or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance, or achievements expressed or implied by such forward-looking information. Such risks include, without limitation: general business, social, economic, political, regulatory and competitive uncertainties; differences in size, grade, continuity, geometry or location of mineralization from that predicted by geological modelling and the subjective and interpretative nature of the geological modelling process; the speculative nature of mineral exploration and development, including the risk of diminishing quantities or grades of mineralization; fluctuations in the spot and forward price of silver; inflationary pressures; a failure to achieve commercial viability, despite an acceptable silver price, or the presence of cost overruns which render the Panuco Project uneconomic; geological, hydrological and climatic events which may adversely affect infrastructure, operations and development plans, and the inability to effectively mitigate or predict with certainty the occurrence of such events; the Company's limited operating history; the Company's history of losses and expectation of future losses; credit and liquidity risks associated with the Company's financing activities, including constraints on the Company's ability to raise and expend funds; delays in the performance of the obligations of the Company's contractors and consultants, the receipt of governmental and third party approvals, licences and permits in a timely manner or to complete and successfully operate mining and processing components; the Company's failure to accurately model and budget future capital and operating costs associated with the further development and operation of the Panuco Project; adverse fluctuations in the market prices and availability of commodities and equipment affecting the Company's business and operations; title defects to the Company's mineral properties; the Company's management being unable to successfully apply their skills and experience to attract and retain highly skilled personnel; the cyclical nature of the mining industry and increasing prices and competition for resources and personnel during mining cycle peaks; the Company's failure to comply with laws and regulations or other regulatory requirements; the Company's failure to comply with existing approvals, licences and permits, and the Company's inability to renew existing approvals, licences and permits or obtain required new approvals, licences and permits on timelines required to support development plans; the risks related to equipment shortages, road and water access restrictions and inadequate infrastructure; the Company's failure to comply with environmental regulations, the tendency of such regulations to become more strict over time, and the costs associated with maintaining and monitoring compliance with such regulations; the adverse influence of third party stakeholders including social and environmental non-governmental organizations; risks related to natural disasters, terrorism, civil unrest, public health concerns (including health epidemics or pandemics or outbreaks of communicable diseases such as the coronavirus) and other geopolitical uncertainties; the adverse impact of competitive conditions in the mineral exploration business; the Company's failure to maintain satisfactory labour relations and the risk of labour disruptions or changes in legislation relating to labour; changes in national and local government legislation, taxation, controls, regulations and other political or economic developments in the jurisdictions in which the Company operates; limits of insurance coverage and uninsurable risk; the adverse effect of currency fluctuations on the Company's financial performance; difficulties associated with enforcing judgments against directors residing outside of Canada; conflicts of interest; reduction in the price of Common Shares as a result of sales of Common Shares by existing shareholders; the dilutive effect of future acquisitions or financing activities and the failure of future acquisitions to deliver the benefits anticipated; trading and volatility risks associated with equity securities and equity markets in general; the Company's not paying dividends in the foreseeable future or ever; failure of the Company's information technology systems or the security measures protecting such systems; the costs associated with legal proceedings should the Company become the subject of litigation or regulatory proceedings; costs associated with complying with public company regulatory reporting requirements; the ongoing military conflicts in Ukraine and Gaza; and other risks involved in the exploration and development business generally, including, without limitation, environmental risks and hazards, cave-ins, flooding, rock bursts and other acts of God or natural disasters or unfavourable operating conditions; and those risk factors discussed or referred to in this Prospectus, in any applicable Prospectus Supplement and in the Company's then-current annual information form, annual management's discussion and analysis and interim management's discussion and analysis, which readers are advised to carefully review and consider. Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance, or achievements to differ materially from those described in forward-looking information, there may be other factors that cause actions, events, conditions, results, performance, or achievements to differ from those anticipated, estimated or intended. See "Risk Factors" for a discussion of certain factors investors should carefully consider before deciding to invest in the Common Shares.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained herein. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, investors should not place undue reliance on forward-looking information.

Forward-looking information contained herein is made as of the date of this Prospectus and the Company disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events, or results or otherwise, except as and to the extent required by applicable securities laws.

FINANCIAL INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are reported in Canadian dollars and are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

All currency amounts in this Prospectus are expressed in Canadian dollars, unless otherwise indicated. References to “US$” are to United States dollars and references to “€” are to the Euro currency. On March 31, 2025, the indicative rate of exchange for the United States dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = $1.44 or $1.00 = US$0.70, and the indicative rate of exchange for the Euro in terms of Canadian dollars, as quoted by the Bank of Canada, was €1.00 = $1.55 or $1.00 = €0.64.

DIFFERENCES IN REPORTING OF MINERAL RESOURCE ESTIMATES

This Prospectus and documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral reserve and mineral resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"). NI 43-101 is an instrument developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. These standards differ significantly from the requirements of the United States Securities and Exchange Commission that are applicable to domestic United States reporting companies. Any mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not qualify as such under United States Securities and Exchange Commission standards. Accordingly, information contained in this Prospectus and documents incorporated by reference herein containing descriptions of the Company's mineral deposits may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at Suite 1723, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1 (telephone: (778) 899-3050). Copies of these documents are also available on the System for Electronic Data Analysis and Retrieval ("SEDAR+") which can be accessed at www.sedarplus.ca under the Company's profile and on the Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") at www.sec.gov/edgar.shtml. Our filings through SEDAR+ and on EDGAR are not incorporated by reference in this Prospectus except as specifically set forth herein.

As at the date of this Prospectus, the following documents, filed by the Company with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

(a) the annual information form of the Company dated July 18, 2024, for the year ended April 30, 2024 (the "AIF"), except for the information contained under the heading "Description of Business - Material Mineral Projects", which has been superseded by the summary from the Technical Report reproduced in Schedule A - Mineral Property Disclosure in this Prospectus;

(b) the audited annual consolidated financial statements of the Company for the years ended April 30, 2024 and 2023, together with the notes thereto and the auditors' report thereon (the "Annual Financial Statements");

(c) the management's discussion and analysis of financial condition and results of operations of the Company for the years ended April 30, 2024 and 2023;

(d) the condensed consolidated interim financial statements of the Company for the nine-months ended January 31, 2025, together with the notes thereto (the "Interim Financial Statements");

(e) the management's discussion and analysis of financial condition and results of operations of the Company for the nine-months ended January 31, 2025 and 2024;

(f) the material change report of the Company dated August 21, 2024, in respect of (i) the closing of the reorganization of the Company into two companies by way of a plan of arrangement under the Business Corporations Act (British Columbia) with Vizsla Royalties Corp. (the "Spin-Off"), and (ii) the announcement of results from the independent preliminary economic assessment on the Panuco Project;

(g) the material change report of the Company dated September 9, 2024, in respect of the filing of technical report titled, "Panuco Project - NI 43-101 Technical Report and Preliminary Economic Assessment", with an effective date of July 24, 2024;

(h) the material change report of the Company dated September 13, 2024, in respect to the updated at-the-market equity program to offer and sale up to US$100,000,000 of Common Shares;

(i) the material change report of the Company dated September 16, 2024, in respect of the announcement of a bought deal offering (the "Bought Deal Offering") of 25,000,000 Common Shares at a price of $2.60 per Common Share for gross proceeds of $65,000,000;

(j) the material change report of the Company dated September 27, 2024, in respect of the announcement of the closing of the Bought Deal Offering;

(k) the material change report of the Company dated September 27, 2024, in respect of the exercise in full of the over-allotment option granted by Company to the underwriters in connection with the Bought Deal Offering (the "Bought Deal Over-Allotment Option"), which resulted in the issuance of an additional 3,750,000 Common Shares at a price of $2.60 per Common Share for additional gross proceeds of $9,750,000;

(l) the technical report entitled "Updated Mineral Resource Estimate and Preliminary Economic Assessment for the Panuco Ag-Au-Pb-Zn Project, Sinaloa State, Mexico" with a report date of February 20, 2025 and an effective date of September 9, 2024 (the "Technical Report");

(m) the management information circular of the Company dated May 17, 2024 with respect to the Company's special meeting of shareholders held on June 17, 2024; and

(n) the management information circular of the Company dated August 23, 2024, with respect to the Company's annual general meeting held on October 3, 2024.

Any documents of the foregoing type, and all other documents of the type required by National Instrument 44-101 - Short Form Prospectus Distributions to be incorporated by reference in a short form prospectus including, without limitation, any material change reports (excluding material change reports filed on a confidential basis), comparative interim financial statements, comparative annual financial statements and the auditor's report thereon, management's discussion and analysis ("MD&A"), information circulars, annual information forms, marketing materials and business acquisition reports filed by the Company with the securities commissions or similar authorities in any of the provinces and territories of Canada, subsequent to the date of this Prospectus and during the 25-month period this Prospectus remains valid, shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished to the Securities and Exchange Commission (the "SEC") pursuant to the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K, only to the extent specifically stated therein).

Upon new annual financial statements and related MD&A of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual financial statements and related MD&A and the previous interim financial statements and related MD&A of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related MD&A of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous interim financial statements and related MD&A of the Company most recently filed shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, notwithstanding anything herein to the contrary, the following documents shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circulars filed by the Company prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new management information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous management information circular prepared in connection with an annual general meeting of the Company shall be deemed to no longer be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus, except in cases where an exemption from such delivery requirements is available and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces, or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Any "template version" of any "marketing materials" (as such terms are defined in National Instrument 41-101 - General Prospectus Requirements ("NI 41-101")) pertaining to a distribution of Securities will be filed under the Company's profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed subsequent to the date of filing of the applicable Prospectus Supplement pertaining to the distribution of the Securities to which such marketing materials relates and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THIS REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) powers of attorney from our directors and officers included on the signature pages of the registration statement; (iii) the consent of MNP LLP; and (iv) the consent of the "qualified persons" for the purposes of NI 43-101 referred to in this Prospectus under the heading "Interests of Experts". A copy of any underwriting agreement, agency agreement, warrant indenture, subscription receipt agreement, debenture indenture, statement of eligibility of trustee on Form T-1 or similar agreement that is required to be filed, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the 1934 Act.

AVAILABLE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational requirements of the 1934 Act and in accordance therewith file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the 1934 Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the 1934 Act. Some of the documents that we file with or furnish to the SEC are electronically available from EDGAR, and may be accessed at www.sec.gov.

The Company is concurrently filing with the SEC a registration statement on Form F-10 under the 1933 Act, with respect to the Securities. This Prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities. See "Documents Filed as Part of this Registration Statement".

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). All of the directors and officers of the Company, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the securities under this Prospectus.

It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

THE COMPANY

Vizsla is a company formed and existing under the Business Corporations Act (British Columbia).

The outstanding Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol "VZLA" and on the Frankfurt Exchange under the symbol "0G3".

The Company's head office is located at Suite 1723, 595 Burrard Street, Vancouver, British Columbia, V7X 1J1 and its registered office is located at Suite 401, 353 Water Street, Vancouver, British Columbia, V6B 1B8.

THE BUSINESS

The Company is a mineral exploration company focused on creating shareholder value through discovery. The Company holds a 100% interest in the mineral property known as the "Panuco Silver-Gold Project" (the "Panuco Project") located in the Panuco-Copala mining district in the municipality of Concordia in the State of Sinaloa, Mexico, which interest the Company holds through its wholly-owned subsidiary, Canam Alpine Ventures Ltd. As of the date hereof, the only material property of the Company is the Panuco Project.

Recent Developments

On May 3, 2024, the Company completed the acquisition of two claims comprising 10,667 hectares located south of and partially adjacent to the Panuco Project.

On June 20, 2024, the Company announced the closing of the Spin-Off effective June 24, 2024.

On September 19, 2024, the Company announced the closing of the Bought Deal Offering.  On September 25, 2024, the Company announced the exercise of the Bought Deal Over-Allotment Option.

On September 26, 2024 the Company released its second annual Sustainability Report, highlighting the Corporation's ongoing commitment to Environmental, Social and Governance practices.

On October 17, 2024, the Company completed the acquisition of the past-producing La Garra-Metates district situated in the Panuco - San Dimas corridor.

On November 5, 2024, the Company announced that, effective November 7, 2024, the Common Shares would be delisted from the TSX Venture Exchange and start trading on the TSX under the symbol "VZLA".

On January 6, 2025, the Company announced an updated mineral resource estimate for the Panuco Project and, on February 20, 2025, the Company filed the Technical Report in respect of such update.

Additional Information

If, after the date of this Prospectus, the Company is required by Section 4.2 of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words "preliminary short form prospectus" refer to "shelf prospectus supplement".

For additional information with respect to the business of the Company, readers are referred to the Company's then-current annual information form (in respect of the current AIF, except to the extent certain information has been superseded), annual MD&A and interim MD&A, if applicable, all of which are incorporated by reference herein, as well as the Technical Report. Schedule "A" to this Prospectus contains a summary of the Technical Report, which supersedes the information contained under the heading "Description of Business - Material Mineral Projects" in the AIF. The summary in Schedule "A" does not purport to be a complete summary of the Panuco Project and is subject to all the assumptions, qualifications and procedures set out in the Technical Report and is qualified in its entirety with reference to the full text of the Technical Report, which is incorporated by reference herein. Readers should read the summary in Schedule "A" to this Prospectus in conjunction with the Technical Report which is available electronically under the profile of the Company at www.sedarplus.ca. See "Documents Incorporated by Reference" and see also "Risk Factors" in this Prospectus and the Company's then-current annual information form, and the risk factors set forth in the then-current annual MD&A and interim MD&A, if applicable.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company on a consolidated basis, since January 31, 2025, except that, subsequent to such date: (i) the Company issued 5,126,334 Common Shares pursuant to the Company’s at-the-market equity program launched on September 13, 2024; (ii) the Company issued 28,000 Common Shares pursuant to the exercise of compensation options; (iii) the Company issued 1,877,000 Common Shares pursuant to the exercise of stock options; and (iv) the Company issued 159,421 Common Shares pursuant to the conversion of restricted share units.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Company intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other purposes including, but not limited to, exploration and development of the Panuco Project as contemplated in the Technical Report, completing corporate acquisitions, to, directly or indirectly, finance future growth opportunities and to repay existing or future indebtedness. At present, the Company does not have any proposed acquisitions and does not intend to use the net proceeds from the sale of Securities to complete any specific acquisitions or to repay any existing or future indebtedness.

More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Company may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See "Risk Factors".

As at the date hereof, the Company has yet to generate any revenue from mining operations and is unlikely to do so in the immediate future. During the fiscal year ended April 30, 2024, and the nine-month period ended January 31, 2025, the Company had negative cash flow from operating activities. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until profitable commercial production is achieved at the Panuco Project. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative cash flow from operating activities in future periods.  See "Risk Factors".

The net proceeds to any selling securityholder(s) from any secondary offering of Securities will be set forth in the applicable Prospectus Supplement relating to that secondary offering of Securities. The Company will not receive any of the proceeds payable to any selling securityholder(s) under any secondary offering of Securities. See also "Selling Securityholders".

PLAN OF DISTRIBUTION

The Company or a selling securityholder may, during the 25-month period that this Prospectus remains valid, offer for sale and issue, as applicable, the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more purchasers through applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, as well as the method of distribution and the terms of the offering of such Securities, including the net proceeds to the Company (or, if applicable, the selling securityholder(s)) and, to the extent applicable, any fees, discounts, concessions or any other compensation payable to the underwriters, dealers or agents and any other material terms. Only underwriters, dealers or agents so named in the Prospectus Supplement are deemed to be underwriters, dealers, or agents, as the case may be, in connection with the Securities offered thereby.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on an existing trading market for the Common Shares, such as the TSX, or sales made to or through a market maker other than on an exchange. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company (or, if applicable, the selling securityholder(s)) to indemnification by the Company (or, if applicable, the selling securityholder(s)) against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company (or, if applicable, the selling securityholder(s)) in the ordinary course of business.

Any offering of Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants or Units will not be listed on any securities exchange. There is no market through which such Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. Certain dealers may make a market in these Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities. See "Risk Factors".

Underwriters, dealers and agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market distributions" or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers, or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities.

Unless otherwise specified in a Prospectus Supplement, the Securities have not been and will not be registered under the 1933 Act or the securities laws of any states in the United States and may not be offered or sold or otherwise transferred or disposed of in the United States or to, or for the account of, U.S. Persons absent registration or pursuant to an applicable exemption from the 1933 Act and applicable state securities laws. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these Securities within the United States or to, or for the account or benefit of, U.S. Persons.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus.

DESCRIPTION OF SECURITIES

Common Shares

The Company’s authorized share capital consists of an unlimited number of Common Shares without par value, of which 293,807,524 Common Shares are issued and outstanding as at the date of this Prospectus (314,260,197 Common Shares on a fully-diluted basis, assuming the exercise and conversion of all outstanding stock options, warrants and restricted share units).

The holders of Common Shares are entitled to vote at all meetings of shareholders of the Company (with each Common Share having one vote on a ballot), to receive dividends if, as and when declared by the board of directors of the Company (the "Board") and to participate rateably in any distribution of property or assets upon the liquidation, winding-up or other dissolution of the Company. Distribution in the form of dividends, if any, will be set by the Board.

Provisions as to the modification, amendment or variation of the rights attached to the share capital of the Company are contained in the Company's articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of the Company's shareholders by special resolution (at least 66 2/3% of the votes cast).

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol "VZLA" and on the Frankfurt Exchange under the symbol "0G3".

Debt Securities

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement.

The Company may issue Debt Securities, separately or together, with Common Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. A copy of any such trust indenture will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of any such Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date, or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

  the terms and conditions under which we may be obligated to redeem, repay, or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

  whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;

  the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000 integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than Canadian dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences of owning the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than Canadian dollars or a non-Canadian dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-Canadian dollar currency or currencies or non-Canadian dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

If any Debt Securities being offered will be guaranteed by one or more subsidiaries of the Company, (a) the Prospectus Supplement relating to such offering will include the credit supporter disclosure about the guarantors required by section 12.1 of Form 44-101F1 or, if applicable, will disclose that the Company is relying on an exemption in item 13 of Form 44-101F1 from providing such credit supporter disclosure, (b) the Company will file with the Prospectus Supplement relating to such offering any undertaking in respect of credit supporter disclosure required by paragraph 4.2(a)(ix) of NI 44-101, which undertaking may be to provide disclosure in respect of the Company and its subsidiaries similar to the disclosure required under section 12.1 of Form 44-101F1, and (c) the related credit supporter will sign a certificate to the Prospectus Supplement as required by section 5.12 of NI 41-101.

Subscription Receipts

The following sets forth certain general terms and provisions of the Subscription Receipts. The particular terms and provisions of Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

Subscription Receipts will be exchangeable, for no additional consideration, into Common Shares, Debt Securities, Warrants or Units upon the satisfaction of certain conditions. The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Subscription Receipts may be offered separately or together with Common Shares, Debt Securities, Warrants or Units.

The particular terms and provisions of Subscription Receipts offered by this Prospectus will be described in the Prospectus Supplement filed in respect of such Subscription Receipts. This description will include some or all of the following:

  the aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the terms, conditions, and procedures for the conversion of the Subscription Receipts into other Securities;

  the dates or periods during which the Subscription Receipts are convertible into other Securities;

  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

  the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer, and ownership thereof;

  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  certain material Canadian tax consequences of owning the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities to be received on the exchange of the Subscription Receipts.

Warrants

The following sets forth certain general terms and provisions of the Warrants. The particular terms and provisions of Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Each series of Warrants may be issued under a separate warrant indenture to be entered into between the Company and one or more trust companies acting as Warrant agent or may be issued as stand-alone certificates. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any such warrant indenture will be available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. Warrants may be offered separately or together with Common Shares, Debt Securities, Subscription Receipts or Units.

The particular terms and provisions of Warrants offered by this Prospectus will be described in the Prospectus Supplement filed in respect of such Warrants. This description will include some or all of the following:

  the designation of the Warrants;

  the aggregate number of Warrants offered and the offering price;

  the designation, number, and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

  the designation, number, and terms of any Securities with which the Warrants are issued;

  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer, and ownership thereof;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  whether such Warrants will be listed on any securities exchange;

  any terms, procedures and limitations relating to the transferability, exchange, or exercise of the Warrants;

  certain material Canadian tax consequences of owning the Warrants; and

  any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities to be received on the exercise of the Warrants.

Units

The following sets forth certain general terms and provisions of the Units. The particular terms and provisions of Units offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Units, will be described in such Prospectus Supplement.

The Company may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a Prospectus Supplement filed in respect of such Units. This description will include, where applicable:

  the aggregate number of Units offered;

  the price at which the Units will be offered;

  the designation, number and terms of the Securities comprising the Units;

  whether the Units will be issued with any other Securities and, if so, the amount and terms of the Securities;

  terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

  the date on and after which the Securities comprising the Units will be separately transferable;

  whether the Securities comprising the Units will be listed on any securities exchange;

  whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer, and ownership thereof;

  any terms, procedures and limitations relating to the transferability, exchange, or exercise of the Units;

  certain material Canadian tax consequences of owning the Units; and

  any other material terms and conditions of the Units.

The Company reserves the right to set forth in a Prospectus Supplement specific terms of the Units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Units.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the offering of Securities by way of a secondary offering by certain selling securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the Prospectus Supplement. In connection with any secondary offering, in respect of any selling securityholder that is resident outside of Canada, the Company will file a non-issuer's submission to jurisdiction form on behalf of such selling securityholder with the corresponding Prospectus Supplement. The Prospectus Supplement for, or including, any offering of the Securities by selling securityholders will include, without limitation, where applicable:

  the names of the selling securityholders;

  the number or amount of Securities owned, controlled, or directed by each of the selling securityholders;

  the number or amount of Securities being distributed for the account of each selling securityholder;

  the number or amount of Securities to be owned, controlled, or directed by each of the selling securityholders after the distribution, and the percentage that number or amount represents out of the total number or amount of outstanding Securities of the class or series being distributed;

  whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

  if the selling securityholder purchased any of the Securities held by it in the two years preceding the date of the Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and

  if the selling securityholder acquired the Securities held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on an average cost-per-security basis.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol "VZLA" and on the Frankfurt Exchange under the symbol "0G3". Trading prices and volumes of the Common Shares for the previous 12-month period will be provided in each Prospectus Supplement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of acquiring, owning, and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership, and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

An investment in Securities of the Company is subject to certain risks, which should be carefully considered by prospective investors before purchasing such Securities. In addition to the other information set out below and elsewhere in this Prospectus (including, without limitation, the documents incorporated by reference), investors should carefully review the risk factors set forth in any applicable Prospectus Supplement. Any one of such risk factors could materially affect the Company's business, financial condition and/or future operating results and prospects and could cause actual events to differ materially from those described in forward-looking statements and information relating to the Company. Additional risks and uncertainties not currently identified by the Company, or that the Company currently believes not to be material also may materially and adversely affect the Company's business, financial condition, operations or prospects. Investors should carefully consider the risks described under the heading "Risk Factors" in the Company's then-current annual information form, the risk factors described in the Company's then-current annual and/or interim management's discussion and analysis, as applicable, and the risk factors set forth in any applicable Prospectus Supplement. See "Documents Incorporated by Reference."

No Market for Certain of the Securities

There is currently no trading market for any Debt Securities, Subscription Receipts, Warrants or Units that may be offered and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. No assurance can be given that an active or liquid trading market for such Securities will develop or be sustained. If an active or liquid market for such Securities fails to develop or be  sustained, the prices at which such Securities trade may be adversely affected. Whether or not such Securities will trade at lower prices depends on many factors, including liquidity of such Securities, prevailing interest rates and the markets for similar securities, the market price of the Common Shares, general economic conditions, and the Company's financial condition, historic financial performance, and future prospects.

Global Economy Risk

The volatility of global capital markets, including the general economic slowdown in the mining sector, over the past several years has generally made the raising of capital by equity or debt financing more difficult. The Company may be  dependent  upon  capital  markets  to  raise  additional  financing  in  the  future.  As  such,  the  Company  is  subject  to liquidity  risks  in  meeting  its  operating  expenditure  requirements  and  future  development  cost  requirements  in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors  may  impact  the  ability  to  raise  equity  or  obtain  loans  and  other  credit  facilities  in  the  future  and  on  terms favourable to the Company and its management. If these levels of volatility persist or if there is a further economic slowdown, the Company's operations, the Company's ability to raise capital and the trading price of the Company's securities could be adversely impacted.

Inflation

The Company's operating costs could escalate and become uncompetitive due to supply chain disruptions, inflationary cost  pressures,  equipment  limitations,  escalating  supply  costs,  commodity  prices  and  additional  government intervention  through  stimulus  spending  or  additional  regulations.  The  Company's  inability  to  manage  costs  may impact,  among  other  things,  future  development  decisions,  which  could  have  a  material  adverse  impact  on  the Company's financial performance.

Discretion in the Use of Proceeds

The Company currently intends to allocate the net proceeds received from an offering as described under "Use of Proceeds" and such allocations are based on current expectations of management of the Company. However, management will have discretion in the actual application of the net proceeds and may elect to allocate net proceeds differently than is described under "Use of Proceeds" if management believes that it would be in the Company's best interests to do so. Shareholders may not agree with the manner in which management chooses to allocate and spend the net proceeds. Failure by management to apply these funds effectively could have a material adverse effect on the Company's business.

Dilution from Further Financings

The Company may sell additional equity securities or convertible debt securities in subsequent offerings and may issue additional equity securities or convertible debt securities to finance operations, development, exploration, acquisitions and other projects. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment.

Future Sales or Issuances of Securities

As stated above, the Company may sell additional equity securities or convertible debt securities in subsequent offerings and may issue additional equity securities or convertible debt securities to finance operations, development, exploration, acquisitions, and other projects. As of the date hereof, the Company had 20,452,673 convertible securities outstanding, consisting of 258,553 warrants, 18,712,000 stock options and 1,482,120 restricted share units. These securities may be exercised by the holders from time to time in accordance with their respective terms. Often holders of such securities will sell the underlying Common Shares following exercise of such securities. Further, the Company’s shareholders may sell substantial amounts of securities of the Company following an offering of Securities.

The Company cannot predict the size of future sales or issuances of equity securities or convertible debt securities or the effect, if any, that future sales and issuances of equity securities or convertible debt securities may have on the market price of the Common Shares. However, sales or issuances of a substantial number of equity securities or convertible debt securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

Liquidity and Capital Resources

The Company expects that the majority of the net proceeds from an offering of Securities will be used to fund ongoing work programs to advance the Panuco Project. The Company will require additional financing over and above an offering of Securities in order to meet its longer-term business objectives and there can be no assurances that such financing sources will be available as and when needed. Historically, capital requirements have been primarily funded through the sale of Common Shares. Factors that could affect the availability of financing include, but are not limited to, the progress and results of ongoing exploration at the Company's mineral properties, the state of international debt and equity markets, and investor perceptions and expectations of the global silver and gold markets. There can be no assurance that such financing will be available in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company.

Negative Operating Cash Flow and Additional Funding

The Company is an exploration stage company with limited financial resources and has not generated cash flow from operations. During the fiscal year ended April 30, 2024, and the nine-month period ended January 31, 2025, the Company had negative cash flow from operating activities. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until profitable commercial production is achieved at the Panuco Project. The Company is devoting significant resources to the development and acquisition of its properties; however, there can be no assurance that it will generate positive cash flow from operations in the future. To the extent that the Company has negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. There can be no assurance that the Company will be able to generate a positive cash flow from its operations. In addition, there can be no assurance that additional funding will be available to the Company for the exploration and development of its projects. Furthermore, significant additional financing, whether through the issuance of additional securities and/or debt, will be required to continue the development of the Panuco Project. There can be no assurance that the Company will be able to obtain adequate additional financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further development of the Panuco Project.

Active Liquid Market for and Market Price of Common Shares

There can be no assurance that an active market for the Common Shares will be sustained after an offering of Securities.  Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance, underlying asset values or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. There can be no assurance that continual fluctuations in the market price of the Common Shares will not occur.

It may be anticipated that any quoted market for the Common Shares will be subject to market trends generally, notwithstanding any potential success of or developments with respect to the Company. The value of the Common Shares may be affected by such volatility. The market price of the Common Shares is also likely to be significantly affected by short-term changes in commodity prices, other mineral prices, currency exchange fluctuations and the Company's financial condition and results of operations as reflected in the Company's continuous disclosure. Further, the market price for the Common Shares may increase or decrease in response to a number of events and factors, including the performance of competitors and other similar companies, public reaction to the Company's public announcements and public filings with securities regulatory authorities, recommendations by research analysts who track the Company's securities or other companies in the resource sector, changes in general economic and/or political conditions, the arrival or departure of key personnel, the factors listed under the heading "Cautionary Note Regarding Forward-Looking Statements" and acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

As a result of any of these factors, the market price for the Common Shares at any given point in time may not accurately reflect the long-term value of the Company. Securities class-action litigation has often been brought against companies following periods of volatility in the market price of their securities. The Company could in the future be the target of similar litigation and such litigation could result in substantial costs and damages and divert management's attention and resources, all of which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Realization of Strategy

As part of its strategy, the Company will continue existing efforts to locate and develop exploration properties with the goal of developing producing mines. A number of risks and uncertainties are associated with such properties and the Company may not realize the benefits anticipated. The acquisition and development of new mining properties is subject to uncertainties relating to capital and other costs and is subject to numerous risks, including financing, political, regulatory, design, construction, labor, operating, technical and technological risks.  The failure to develop one or more of these properties successfully could have an adverse effect on the Company's financial position and results of operations.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters in connection with the offering of the Securities will be passed upon on behalf of the Company by Forooghian + Company Law Corporation with respect to matters of Canadian law. As of the date hereof, the principal and employees of Forooghian + Company Law Corporation beneficially own, directly, or indirectly, in the aggregate, less than 1% of the outstanding Common Shares.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers, or agents by counsel to be designated at the time of the offering by such underwriters, dealers, or agents, as the case may be, with respect to matters of Canadian and, if applicable, other foreign law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

MNP LLP is the independent auditor of the Company and is independent within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the applicable rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia.

INTEREST OF EXPERTS

The following are the names of each person or company who is named as having prepared or certified a report, valuation, statement, or opinion described or included herein or in a document incorporated by reference, and whose profession or business gives authority to such report, valuation, statement, or opinion:

1. MNP LLP provided an auditor's report dated July 18, 2024 in respect of the Annual Financial Statements. MNP LLP is independent with respect to the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and the applicable rules and regulations of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

2. Messrs. Armitage, Eggers, Gouin, Mehrfert, Millard, Elfen, and Cooper, are the qualified persons who authored the Technical Report. To the knowledge of the Company, none of the authors nor the firm they work with had an interest in any securities or other properties of the Company, its associates, or affiliates as at the date of the Technical Report or as at the date hereof.

SCHEDULE "A"

MINERAL PROPERTY DISCLOSURE

This Schedule "A" contains a summary of the Technical Report which supersedes the information contained under the heading "Description of Business - Material Mineral Projects" in the AIF. The summary in this Schedule "A" does not purport to be a complete summary of the Panuco Project and is subject to all of the assumptions, qualifications and procedures set out in the Technical Report and is qualified in its entirety with reference to the full text of the Technical Report, which is incorporated by reference herein. Readers should read the summary in this Schedule "A" in conjunction with the Technical Report which is available electronically under the profile of the Company at www.sedarplus.ca. Capitalized terms used herein and not otherwise defined shall carry the meanings of such terms in the Prospectus.

Introduction

SGS Geological Services Inc. ("SGS") was contracted by Vizsla Silver Corp., ("Vizsla" or the "Company") to complete an updated Mineral Resource Estimate ("MRE") for the Panuco Ag-Au Project ("Panuco" or "Project") in Sinaloa, Mexico, and to prepare a National Instrument 43-101 ("NI 43-101") Technical Report written in support of the updated MRE. The Project is considered an advanced-stage exploration project.

The Company was incorporated as "Vizsla Capital Corp." under the Business Corporations Act (British Columbia) on September 26, 2017. On March 8, 2018, the Company changed its name to "Vizsla Resources Corp." On February 5, 2021, the Company changed its name to "Vizsla Silver Corp." The Company's principal business activity is the exploration of mineral properties. The Company currently conducts its operations in Mexico and Canada.

On January 21, 2022, Vizsla Silver Corp was listed on the NYSE American exchange and commenced trading under the symbol "VZLA".

The Technical Report is authored by Allan Armitage, Ph.D., P. Geo., ("Armitage"), Ben Eggers, MAIG, P.Geo. ("Eggers"), and Henri Gouin, P.Eng. ("Gouin") of SGS, Peter Mehrfert, P.Eng. ("Mehrfert") and Scott Elfen, P.E. ("Elfen") of Ausenco Engineering Canada ULC., James Millard, P.Geo. ("Millard"), and Jonathan Cooper ("Cooper") of Ausenco Sustainability ULC. (collectively, the "Authors"). The Authors are independent Qualified Persons as defined by NI 43-101 and are responsible for all sections of this report. The updated mineral resource estimate (the "MRE") presented in the Technical Report was estimated by Armitage.

The reporting of the updated MRE complies with all disclosure requirements for Mineral Resources set out in the NI 43-101 Standards of Disclosure for Mineral Projects. The classification of the updated MRE is consistent with the 2014 Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards (2014 CIM Definitions) and adhere to the 2019 CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines (2019 CIM Guidelines).

The QP's confirm that the updated mineral resource estimate does not contain a material change to the tonnage and grade of the deposit that was the subject of an initial PEA filed by the Company on SEDAR+ on August 24, 2024. In addition, the QP's have audited the mine plan with respect to the updated MRE, and verified that the modifying factors and inputs into the economic analysis have not changed materially from those disclosed in initial PEA. The QP's confirm the information contained in Sections 16-22 of the initial PEA is still current, and it has been included in this report.

The current Technical Report will be used by Vizsla in fulfillment of their continuing disclosure requirements under Canadian securities laws, including National Instrument 43-101 - Standards of Disclosure for Mineral Projects ("NI 43-101"). This Technical Report is written in support of an updated MRE completed for Vizsla.

Property Description, Location, Access, and Physiography

The Panuco Project is in the Panuco-Copala mining district (the Property; the Project) in the municipality of Concordia, southern Sinaloa state, along the western margin of the Sierra Madre Occidental physiographic province in western Mexico. The Project is centred at 23 25' north latitude and 105 56' west longitude on map sheets F13A-37.

The Project comprises 119 titled mining concessions in nineteen blocks, covering a total area of 16,536.87 ha, and two mineral concessions covering 1,321.15 ha. The mining concessions are held 100% by Vizsla. The concessions are granted for 50 years, except San Carlos that was originally granted for 100 years, provided semi-annual property tax payments are made in January and July each year and if minimum annual investment requirements are met, or if there is minimum annual production equal to the amount of the annual investment requirement. The concession owner may apply for a second 50-year term. Property tax payments of MX$2.03M were made in January and July of 2023 and MX$2.116M were paid in January of 2024 by Vizsla. Additionally, the company paid MX$2.421M of outstanding taxes in May 2024, for the recently acquired El Richard and San Enrique claims.

On January 17, 2024, Vizsla announced its intention to spin out the shares of Vizsla Royalties Corp, a wholly owned subsidiary of Vizsla, to the Company's shareholders. Vizsla Royalties currently holds, indirectly, a net smelter royalty (the "Royalty") on any potential future mineral production at Vizsla's flagship, 100% owned Panuco silver-gold project located in Sinaloa, Mexico. The Royalty consists of: (i) a 2.0% net smelter return royalty on certain unencumbered concessions comprising the Project; and (ii) a 0.5% net smelter return royalty on certain encumbered concessions comprising the Project, which have a pre-existing 3.0% net smelter return royalty (the "Underlying Royalty"). Vizsla is also expected to: (i) transfer to Vizsla Royalties the right to purchase one-half of the 3% Underlying Royalty; (ii) grant Vizsla Royalties the right to acquire a royalty on any future projects acquired by Vizsla in the 24-month period after completion of the Spinout, which right would automatically terminate upon a change of control of Vizsla Royalties or Vizsla and (iii) make a cash injection into Vizsla Royalties.

Most of the surface rights in the municipality of Concordia are owned by Ejidos, which are areas of communal land used for agriculture. Community members individually farm designated parcels and collectively maintain communal holdings comprising the ejido. Ejidos are registered with Mexico's National Agrarian Registry (Registro Agrario Nacional). Surface rights to most of the land underlying the Project area are owned by six Ejidos. Mining concession owners have the right to obtain the expropriation, temporary occupancy, or creation of land easements required to complete exploration and mining work, including the deposit of rock dumps, tailings, and slag. Vizsla has agreements in place with 5 Ejidos covering a total of 15,029.63 ha within the Property with rights to extend the area as required with the same consideration per hectare.

The Panuco Project area is accessed from Mazatlán via Federal Highway 15 to Villa Union, then on Highway 40 for 56 km (one-hour drive). Highway 40 crosscuts the Project area and most of the vein structures. Toll Highway 40D also crosses the Project. In addition, local dirt roads provide access to most of the workings, but some require repairs or are overgrown, and four-wheel-drive vehicles are recommended in the wet season.

The Project is in the Concordia municipality, which has a population of approximately 27,000 inhabitants. Public services, including health clinics and police, are in the town of Concordia. Residents provide an experienced mine labour force. Contractors in Durango and Hermosillo have a strong mining tradition and provide the Project with a local source of knowledgeable labour and contract mining services. Drilling companies and mining contractors are available in Mazatlán, Durango, Hermosillo, Zacatecas, Fresnillo, and other areas of Mexico. The Project area is also used for cattle grazing, with limited agricultural use.

Two power lines connecting Durango and Mazatlán cross the Project, with 400 kV and 240 kV capacities.

Vizsla Silver owns the 500 tonnes per day Coco mill on its property. In addition, there are some mineral processing plants held by third parties in the district that range from 200 to 700 tonnes per day in capacity.

Geology and Mineralization

The Project is on the western margin of the Sierra Madre Occidental (SMO), a high plateau and physiographic province that extends from the U.S.A.-Mexico border to the east-trending Trans-Mexican Volcanic Belt. The SMO is a Large Igneous Province (LIP) recording continental magmatic activity from the Late Cretaceous to the Miocene in three main episodes. The first episode, termed the Lower Volcanic Complex (LVC), comprises a suite of intrusive bodies, including the Sonora, Sinaloa, and Jalisco batholiths and andesitic volcanic rock units with minor dacite and rhyolite tuffs and ignimbrites that are correlative with the Tarahumara Formation in Sonora of Late Cretaceous to Eocene age. The second magmatic episode is dominated by rhyolitic ignimbrites and tuffs that built one of the earth's largest silicic volcanic provinces and has been termed the Upper Volcanic Supergroup (UVS). These dominantly rhyolitic units were extruded in two episodes, from about 32 to 28 Ma and 24 to 20 Ma. These two periods of magmatic activity are associated with the subduction of the Farallon plate under North America and the Laramide orogeny that occurred between the Upper Cretaceous - Paleocene and the Eocene. The third episode comprises postsubduction alkali basalts and ignimbrites associated with the opening of the Gulf of California between the late Miocene and Pleistocene - Quaternary.

The western part of the SMO in Sonora and Sinaloa is cut by north-northwest-trending normal fault systems developed during the opening of the Gulf of California between 27 and 15 Ma. The normal fault systems favoured the formation of elongated basins that were subsequently filled with continental sedimentary rocks. The basins occur in a north-northwest-trending belt extending from western Sonora to most of Sinaloa.

The basement to the SMO is locally exposed in northern Sinaloa, near Mazatlan and on small outcrops within the project area. It comprises folded metasedimentary and metavolcanic rocks, deformed granitoids, phyllitic sandstones, quartzites, and schists of the Tahue terrane of Jurassic to Early Cretaceous age.

In the broader Project area, the LVC comprises granite, granodiorite, and diorite intrusive phases correlative with the Late Cretaceous to Early Paleocene San Ignacio and Eocene Piaxtla batholiths in San Dimas district. The andesite lavas, rhyolite-dacite tuffs, and ignimbrites are locally intruded by the Late Cretaceous to Early Paleocene intrusive phases and younger Eocene-Oligocene felsic dikes and domes. Northwest trending intermontane basins filled with continental conglomerates and sandstones incise the UVS and LVC in the Project area. The Oligocene age ignimbrites of the UVS occur east of the property towards Durango state.

The structure of the Project area is dominated by north-northwest-trending extensional and transtensional faults developed or reactivated during the Basin and Range tectonic event (~28 to 18 Ma). The extensional belt is associated with aligned rhyolite domes and dikes and Late Oligocene to Middle Miocene grabens.

Mineralization on the Panuco Property comprises several epithermal quartz veins. Previous workers and recent mapping and prospecting works conducted by Vizsla's geologists determined a cumulate length of veins traces of 86 km. Individual vein corridors are up to 7.6 km long, and individual veins range from decimetres to greater than 10 m wide. Veins have narrow envelopes of silicification, and local argillic alteration, commonly marked by clay gouge. Propylitic alteration consisting of chlorite-epidote in patches and veins affecting the andesites and diorite are common either proximal or distal to the veins.

The primary mineralization along the vein corridors comprises hydrothermal quartz veins and breccias with evidence of four to five different quartz stages: generally white, grey, and translucent and varying grain size from amorphous-microcrystalline-coarse. A late stage of amethyst quartz is also observed in some veins. The grey colour in quartz is due to the presence of fine-grained disseminated sulphides, believed to be mainly pyrite and acanthite. Vizsla Silver has delineated several hydrothermal breccias with grey quartz occurring more commonly at lower levels of the vein structures. Barren to low grade, quartz is typically white and is more common in the upper parts of the veins and breccias. Locally, mineralized structures are cut by narrow, banded quartz veins with thin, dark argentite/acanthite, sphalerite, galena, and pyrite bands. Bladed and lattice quartz pseudomorphs after calcite have been noted at several locations within the veins and indicate boiling conditions during mineral deposition. Later quartz veinlets cut all the mineralized zones with a mix of white quartz and purple amethyst. The amethyst is related to mixing near-surface waters as the hydrothermal system is collapsing, as has been noted in the nearby San Dimas district.

The Mineral Resource includes ten mineralized vein systems: the Napoleon, Napoleon hanging wall, Josephine, and Cruz Negra veins; the Copala, Cristiano, Tajitos and Copala 2 veins; the San Antonio vein; and the Rosarito vein. These trends are west to east within the Napoleon, Cinco Senores, Cordon del Oro, and Animas-Refugio corridors. The bulk of the resource veins strike north-northwest to north-northeast, with thicknesses varying from 1.5 m to over 10 m.

History

Capitan Francisco de Ibarra founded Concordia in 1565, and gold and silver veins in Panuco and Copala were first exploited in the centuries that followed Sim (2008) and Robinson (2019). Although production has been carried out on the Panuco Project over the last 460 years, no production records are available to Vizsla.

The first recorded modern mining activity commenced late in the 20th century. The Mineral Resources Council (Consejo de Recursos Minerales [CRM], the predecessor of the Mexican Geological Service [SGM]) carried out 1:50,000 scale mapping on map sheet F13-A37 and fine-fraction stream sediment sampling in 1999. In 2003, the CRM published additional 1:50,000 scale mapping on map sheet F13-A36, and fine-fraction stream sediment sampling (Polanco-Salas et al., 2003). In 2019 the SGM conducted 1:50,000 scale geological mapping and fine-fraction stream sediment sampling on map sheet F13-A46.

In 1989 the CRM optioned and sold several mineral concessions in the district, including to Grupo Minera Bacis (Bacis) in 1989. Bacis subsequently acquired claims from other parties active in the area, including Minas del Oro y del Refugio S.A. de C.V. Bacis drilled 19 holes totalling 2,822.8 m along the Animas- Refugio corridor, but only collar and survey records exist of this work.

From 1999 to 2001, Minera Rio Panuco S.A. de C.V. (Rio Panuco) explored the Animas-Refugio and Cordon del Oro structures culminating in 45 holes for 8,358.6 m. No geological drill logs, downhole survey data, downhole sample data, or geochemical assay data have been preserved. Graphic drill-hole sections are available, with limited downhole geology and geochemical data.

Capstone Mining Corp. (Capstone) optioned the Bacis concessions in 2004 and carried out geologic mapping and sampling of the Animas-Refugio and Cordon del Oro structures. In 2005, Capstone drilled 15,374 m in 131 holes on down-dip extensions of the Clemens and El Muerto mines on the Animas-Refugio vein. In 2007, Capstone explored the La Colorada structure with surface mapping and sampling, followed by 6,659 m of drilling in 64 holes.

Also, in 2007, Capstone transferred the claims of the Copala, Claudia, Promontorio, Montoros, and Martha projects to Silverstone Corp. (Silverstone). Capstone and Silverstone completed 21,641 m of drilling in 200 holes from 2005 to 2008.

Two Mineral Resource estimates were prepared on the property for Silverstone on October 16, 2008. The Mineral Resource estimates were prepared for the La Colorada vein-manto and the La Pipa, El Muerto and Clemens portions of the Animas-Refugio Vein.

Silverstone merged with Silver Wheaton Ltd. (Silver Wheaton) in 2009, and Silver Wheaton subsequently sold the shares of concession owner Silverstone to Mexican owners. The Silverstone owners mined out a portion of the Mineral Resource defined in 2008 over the next decade. Silverstone mined parts of the Clemens, El Muerto, La Pipa, Mariposa, El 40, and San Martin ore shoots until mining encountered the water table, preventing further mining. Silverstone or unauthorized mining activity in the intervening years exploited most of the Mineral Resources previously estimated.

Rio Panuco contracted Geophysical Surveys S.A. de C.V. of Mexico City in 2016 to conduct an airborne magnetics survey. However, no data are available, and no survey or flight specifications are included in the report. The survey was flown in two blocks.

In 2019, Silverstone and Rio Panuco optioned their mineral concessions to Minera CANAM.

Exploration

Vizsla commenced exploration on the Project in July 2019. Surface exploration to date has included geological mapping, rock geochemical sampling, geophysical surveys. The 1:1,000 scale geological mapping of the Property completed as of December 2023 amounted to 4,800 ha mapped out of a total of 7,189.5 ha held by the company, which represents 67% of the total area mapped. Rock geochemical sampling completed between 2019 and 2024 amounts to 5,930 samples. Vizsla has conducted airborne and ground surveys since 2019. These include Fixed Loop Electromagnetic surveys (FLEM) or ground EM surveys, drone magnetic surveys, and LiDAR.

Drilling

Since initiating drilling on the Property in November 2019, Vizsla has conducted several significant drill campaigns in the Napoleon, Copala-Tajitos, Animas and San Antonio areas. Up to September 2024 (data cut-off date for the current MRE), Vizsla had completed 1,012 drill holes totaling 383,017.22 m and collected 57,680 assays. Vizsla has continued to drill at the Project since the data cut off for the Mineral Resource estimate.

In November 2019, Vizsla began drilling on the Panuco Project on the Animas-Refugio corridor near the La Pipa and Mariposa mine areas. A total of 820.50 m in three drill holes was completed in 2019. Drilling for 2020 totalled 28,643.42 m in 129 drill holes. The four main corridors of Napoleon, Cinco Senores, Cordon del Oro, and Animas-Refugio were tested. Drilling was focused on initially on targets proximal to areas of historical mapped and worked veins.

Drilling at the Panuco Project in 2021 totalled 100,242.55 m in 320 drill holes. The drilling focused along the Napoleon and Tajitos vein areas, with 54,759.15 m in 180 drill holes and 34,769.35 m in 104 drill holes, respectively. Additionally, 4,438.50 m in 14 drill holes were drilled in the Animas-Refugio corridor, and 6,275.55 m in 22 drill holes in the Cordon del Oro corridor.

At Napoleon and Tajitos, infill and delineation drilling focussed on denser drilling to inform the Mineral Resource estimate and expand the structure's strike length. Drilling discoveries in 2021 included the Josephine and Copala veins. Further drill testing included the Cruz Negra, Alacran, Cinco Senores, and Colorada vein areas. In the Animas-Refugio corridor, drilling tested the Rosarito segment included in the Mineral Resource estimate, in addition to the Peralta and Cuevillas veins. Drilling at the Cordon del Oro corridor targeted the San Antonio structure in addition to exploration near the Aguita Zarca vein.

Drilling for 2022 totalled 121,582.40 m in 297 drill holes. The four main corridors of Napoleon, Cinco Senores, Cordon del Oro, and Animas-Refugio were tested. Drilling at the Napoleon corridor included 109 drill holes tested the Napoleon structure, for 53,412.80 m. At the Cordon del Oro corridor, drilling totalled 7,225.80 m in 30 drill holes. Drilling at the Copala/Tajitos veins included 135 drill holes for 52,045.10 m. Additionally, 6,588.90 m in 16 drill holes were drilled in the Animas-Refugio corridor and 2,309.80 m in 7 drill holes were drilled in the Broche de Oro area.

The bulk of 2022 drilling was centred on the western portion of the district, focused on upgrading and expanding resources at the Copala and Napoleon areas. At Copala, mineralization was traced over 1,150 m along strike, 400 m down dip, and remains open to the north and southeast. At Napoleon, drilling throughout 2022 successfully expanded mineralization along strike and down plunge to the south, several vein splays were identified in the hanging wall and footwall of the main structure. Other notable discoveries included the Cristiano and La Luisa Veins.

Drilling for 2023 totalled 99,800.65 m in 180 drill holes. The main Napoleon and Cinco Senores corridors were primarily tested with limited drilling in the Animas-Refugio corridor. Drilling at the Napoleon corridor included 75 drill holes testing the Napoleon structure, for 40,926.80 m. Drilling at the Copala/Tajitos veins included 86 drill holes for 52,083.65 m. Drilling in the Animas-Refugio corridor included 8 drill holes for 2,548.50 m. Additional geotechnical drilling was completed at Napoleon, 6 drill holes for 2,375.70 m, and Cordon del Oro, 5 drill holes for 1,866.00 m.

The 2023 drilling was centred on the western portion of the district, focused on upgrading and expanding resources at the Copala and Napoleon areas. At Copala, mineralization has now been traced over 1,700 m along strike and to depths of 450 to 550 m and remains open to the north and southeast. At Napoleon, drilling throughout 2023 successfully expanded mineralization along strike and down plunge/dip to the south, several vein splays were identified in the hanging wall and footwall of the main structure. Other notable discoveries include the La Luisa Vein and the Molino Vein.

Drilling for 2024 (to September 9) totalled 31,927.70 m in 83 drill holes. The main Napoleon and Cinco Senores corridors were tested. Drilling at the Napoleon corridor included 16 drill holes testing the Napoleon structure, for 8,885.20 m. Drilling at the Copala/Tajitos veins included 67 drill holes for 23,042.50 m.

The 2024 drilling was centred on the western portion of the district, primarily focused on infill drilling at 50 m and 25 m centres to upgrade resources within the Copala and Napoleon areas. Drilling at La Luisa focused on infill holes within high-grade shoots of the La Luisa and Footwall vein splay. The discovery of the El Molino vein in 2023 occurred approximately 250 m west of the Copala and Tajitos veins, but new interpretations and drilling confirmed that the vein extends southwest and intersects with Napoleon.

Metallurgical Test Work

Preliminary metallurgical test programs have been completed on each of the 3 main deposits that form the Panuco resource. All test programs were conducted at ALS Metallurgy in Kamloops, BC, Canada. The Napoleon test program was conducted in 2021 on samples obtained from 7 drill holes in the 2020 and 2021 drill programs. The Tajitos test program was conducted in 2022 on samples from 22 drill holes in the 2020 and 2021 drill programs. The Copala test program was conducted in 2023 on samples from 8 drill holes in the 2022 drill program.

The sample selections covered a range of identified lithologies. Master composites were assembled to obtain feed grades that were similar to the expected average resource grades, variability composites were assembled to cover ranges of grades and lithologies. The majority of the testing was completed on the master composites of each deposit.

Comminution testing was completed which suggested that the materials were competent with respect to both impact and attrition breakage. Drop Weight tests (SMC) were only conducted on the Copala samples and returned an average Axb value of 33. Bond ball mill tests conducted on samples from all three deposits measured ball mill work index (BMWi) values ranging from 16.4 to 18.9 kWhr/tonne.

Mineralogical assessments on the feed samples using QEMSCAN indicated that the host rock was primarily quartz and feldspars. Quartz contents ranged from 55 to 86%. The samples contained generally low levels of sulphide minerals, with pyrite as the most abundant sulphide mineral. The Napoleon samples contained elevated levels of galena and sphalerite, these base metal mineral contents were generally quite low in the Tajitos and Copala samples. Analyses on the Tajitos and Copala samples indicated that silver was mostly present in the form of a silver sulphide mineral acanthite, although small amounts were present in silvercopper sulphides. Detailed analyses on the Copala samples indicated a significant portion of the silver bearing sulphide minerals were quite fine grained and poorly liberated, suggesting that somewhat fine primary grind sizes may be required to achieve high silver recoveries.

Froth flotation tests were conducted on all samples, investigating the potential to sequentially float lead and zinc, as well as simply recovering a bulk sulphide concentrate. Open circuit cleaner testing on the Napoleon master composite demonstrated that production of lead and zinc concentrates that meet standard marketing grade targets would be possible using industry-proven processing conditions. In this flowsheet, about 70 and 80 percent of the silver and gold, respectively, would report to the lead concentrate. The zinc concentrates contained approximately 0.4% cadmium, which may be of concern for marketing, otherwise no other deleterious elements were measured at penalty levels.

Lead-zinc sequential flotation was only investigated in rougher flotation protocols on the Tajitos and Copala samples, distributions of silver and gold to the rougher concentrates were similar to the Napoleon material. Bulk sulphide flotation on all three deposits indicated that bulk sulphide concentrates containing 50 to 60 g/t gold could be generated on each material, silver concentrations ranged from 1500 to over 8000 g/t depending on the sulphide mineral contents in the feed. In general, about 80 to 90% of the silver and gold reported to bulk rougher concentrates at the primary grind sizes tested, recoveries to cleaner concentrates were not confirmed as tests were only conducted in open circuit.

Cyanide leaching of the rougher flotation tails was investigated on the Tajitos and Copala samples. Approximately 60 to 70% of the silver and 80 to 85% of the gold remaining in the rougher tails could be extracted in tests conducted over 48 and 72 hours. Leaching of rougher flotation concentrates was investigated on all deposits, but most extensively on the Copala samples. Silver extractions ranged from 85 to 98% and gold extractions ranged from 93 to 97% after 48 hours of leaching the concentrates, depending on the level of regrinding applied.

Whole ore leaching was investigated on samples from all deposits, which indicated that about 83-86% of the silver and 90 to 94% of the gold could be extracted after 96 hours of leaching. These tests were conducted at primary grind sizes ranging from 63 to 100μm P80.

Mineral Resource Estimate

Completion of the updated MREs for the Napoleon-La Luisa and Copala-Tajitos deposit areas involved the assessment of an updated drill hole database, which included all data for surface drilling completed between November 2019 and September 2024. The MREs for the Animas and San Antonio deposit areas included data for surface drilling completed between November 2019 and September 2022; there has been no new drilling on the Animas and San Antonio deposit areas and these MREs previously published (Armitage et al., 2023) are considered current. Completion of the MREs also included the assessment of updated three-dimensional (3D) mineral resource models (resource domains), 3D topographic surface models, 3D models of historical underground workings, and available written reports.

The Inverse Distance Squared ("ID2") calculation method restricted to mineralized domains was used to interpolate grades for Ag (g/t), Au (g/t), Pb (ppm) and Zn (ppm) into block models for all deposit areas.

The MREs presented in the Technical Report take into consideration that all deposits on the Property may be mined by underground mining methods.

The reporting of the updated MREs comply with all disclosure requirements for Mineral Resources set out in the NI 43-101 Standards of Disclosure for Mineral Projects. The classification of the updated MRE is consistent with the 2014 Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards (2014 CIM Definitions). In completing the updated MREs, the Author uses general procedures and methodologies that are consistent with industry standard practices, including those documented in the 2019 CIM Estimation of Mineral Resources & Mineral Reserves Best Practice Guidelines (2019 CIM Guidelines).

The updated MRE for the Project is presented in Table 1-1 and Table 1-2 of the Technical Report.

Highlights of the Current Project Mineral Resource Estimate are as follows:

• Combined Measured and Indicated Mineral Resources are estimated at 12.96 Mt grading 307 g/t silver, 2.49 g/t gold, 0.27% lead, and 0.85% zinc (222.4 Moz AgEq at 534 g/t AgEq). The Updated MRE includes Measured mineral resources of 28.6 Moz of silver, 214 koz of gold, 7.2 Mlbs of lead, and 17.4 Mlbs of zinc (46.1 Moz AgEq) and indicated mineral resources of 99.2 Moz of silver, 822 koz of gold, 69.7 Mlbs of lead, and 225.6 Mlbs of zinc (176.3 Moz AgEq).

• Inferred Mineral Resources are estimated at 10.5 Mt grading 219 g/t silver, 1.96 g/t gold, 0.30% lead, and 1.01% zinc (412 g/t AgEq). The Updated Mineral Resource Estimate includes inferred mineral resources of 73.6 Moz of silver, 660 koz of gold, 31.2 kt of lead, and 106.2 kt of zinc (138.7 Moz AgEq).

Table 1-1 Panuco Project Mineral Resource Estimate, September 9, 2024

Table 1-2 Panuco Project Mineral Resource Estimate by Are, September 9, 2024

Panuco Project Updated Mineral Resource Estimate Notes:

(1)  The classification of the current Mineral Resource Estimate into Indicated and Inferred is consistent with current 2014 CIM Definition Standards - For Mineral Resources and Mineral Reserves.

(2)  All figures are rounded to reflect the relative accuracy of the estimate and numbers may not add due to rounding.

(3)  All mineral resources are presented undiluted and in situ, constrained by continuous 3D wireframe models (considered mineable shapes), and are considered to have reasonable prospects for eventual economic extraction.

(4)  Mineral resources which are not mineral reserves do not have demonstrated economic viability. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration.

(5)  It is envisioned that the Panuco Project deposits may be mined using underground mining methods including longhole stoping (LHS) and/or drift-and-fill (DAF). Mineral resources are reported at a base case cut-off grade of 150 g/t AgEq. The mineral resource grade blocks were quantified above the base case cut-off grade, below surface and within the constraining mineralized wireframes.

(6)  Based on the size, shape, general thickness and orientation of the majority of the mineralized zones within the project area, it is envisioned that the deposits may be mined using a combination of underground mining methods including longhole stoping (LHS) and/or drift-and-fill (DAF).

(7)  The base-case AgEq Cut-off grade considers metal prices of $26.00/oz Ag, $1,975/oz Au, $1.10/lb Pb and $1.35/lb Zn and considers metal recoveries of 93% for Ag, 90% for Au, 94% for Pb and 94% for Zn.

(8)  The base case cut-off grade of 150 g/t AgEq considers a mining cost of US$45.00/t and processing, treatment, refining, and transportation cost of USD$30.00/t and G&A cost of US$20.00/t of mineralized material.

(9)  The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

Mining Methods

The Panuco Project is a collection of silver-gold deposits located in the Panuco-Copala mining district in Sinaloa, Mexico, which extend from surface to over 800 m in depth. The deposits range in thickness from 1.5 m to greater than 20 m.

Based on the characteristics of the deposit, longhole stoping (LHS) was selected as the primary mining method, with drift-and-fill (DAF) selected for the northern portion of the Copala North Zone located directly under the Copala township. LHS considered a sublevel spacing of 20 m, stoping panels 20 m long, and on average are 8 m wide. Stope strike lengths are reduced in poor ground conditions to reduce excessive unplanned dilution. Where DAF was used, drifts are proposed to be 4 m high with five lifts per sublevel.

The mining methods considered for the Panuco Project are proposed to use a combination of cemented rock backfill (CRF), uncemented rock backfill, and paste backfill for stope support.

For the preliminary design of the Panuco Project, planned dilution and unplanned rock dilution was accounted for using the Datamine Mineable Shape Optimiser® (MSO). Dilution within the MSO was estimated at 53% and additional unplanned dilution from backfill dilution, sill development and DAF mining was estimated at 9.2%. Mining recovery of 92% for LHS and 98% for DAF was applied as a factor to the shapes created by MSO within the production schedule.

A Net Smelter Return (NSR) model was used to estimate the revenue of the mineralized material. Preliminary process recoveries, doré grades, smelting and refining terms, and transportation costs were used to estimate the NSR value. A Cut-Off Value ("COV") was used to flag material by whether the revenue in a block exceeds the costs of extraction and processing of that block. There were three COVs used to assess mining at Panuco: Fully Costed COV; an Elevated COV; and, the Marginal COV.

The Fully Costed COV represents the break-even value of mineralized material required to cover all the associated operating and sustaining capital costs of extraction and processing. Fully costed COVs were assumed for Panuco at US$106.6/t for LHS and US$120.7/t for DAF. The Elevated COV of US$200/t was considered during the pre-production period and the first three years of processing. The Marginal COV of US$22/t was assumed when the operation has committed to development and preparation of stoping blocks.

Due to the distance between the various geological deposits, the project was designed into two separate underground mines. The Copala Mine, the larger of the two, accesses the Copala, Cristiano, and Tajitos deposits. The Napoleon Mine which is located to the west of the Copala Mine accesses the Napoleon, La Luisa, Cruz Negra, and Josephine deposits.

Contractor mining is currently proposed for the Panuco Project to minimise up front capital and achieve higher productivities. The material movement is summarized in Table 1-3 of the Technical Report.

Recovery Methods

The process design is based on processing mineralized material from the Panuco deposits, through crushing, grinding cyanide leaching and precious metal recovery via the Merrill Crowe process in phase 1 and converted to bulk flotation with concentrate regrind and concentrate leach in Year 4. The design is based on previous test work programs performed on the deposit, Ausenco's extensive database of reference projects, and in-house process modelling. The process plant has been designed with assumed availabilities of 65% for the crushing plant, and 92% for all other processing circuits, based on industry proven industry values. The plant will operate with two 12-hour shifts per day, 365 days per year.

A staged expansion approach for the process plant has been selected. A simple Whole Ore Leach flowsheet for Year 1-3 will treat Copala material and bulk float-con leach-tail leach configuration will be added when Napoleon material is introduced from Year 4. The expansion of the plant over the life of mine occurs as follows:

• Phase 1 (Years 1 to 3) - 3 stage crushing, ball milling, followed by whole ore leach recovery at a throughput of 1.2 Mt/a,

• Phase 2 (Years 4+) - conversion to bulk flotation with concentrate regrind, with concentrate and flotation tailings leach recovery at a throughput of 1.5 Mt/a.

The process plant features the following:

• Three-stage crushing of run of mine (ROM) material,

• Ball milling in closed circuit with a classifying cyclone,

• Bulk rougher flotation and concentrate regrind (Phase 2 only),

• Cyanide leaching of the reground flotation concentrate (Phase 2 only),

• Bulk leaching of the cyclone overflow (Phase 1) or of the flotation tailings and concentrate leach residue (Phase 2),

• Counter-current decantation (CCD),

• Zinc precipitation of the clarified pregnant solution and smelting to produce doré,

• Cyanide detoxification,

• Tailings thickening, and

• Paste backfill mixing system. The simplified process flow diagram for the project is shown in Figure 1-1 of the Technical Report.

Project Infrastructure

Overview

The major project facilities include the site access road, process plant, tailings storage facility and water management structures. Support facilities also include the gold room, truckshop, cemented backfill paste plant, administration office, laboratory, and warehouse.

The Panuco site will be 'drive-in', as such no permanent camp facilities are considered on the property. Operators will be housed in Concordia and Copala and the surrounding towns and will be transported to site every day.

The overall site layout is shown in Figure 1-2 of the Technical Report.

Site Access

The Property is located near the town of Copala, 80 km northeast of city of Mazatlan in Sinaloa, Mexico. The site can be accessed by travelling 25 km east along Highway 15, then travelling 43 km northeast along Highway 40. This leads to an entrance to a gravel access road that can be used to navigate across the property.

Power Supply

Power will be provided from a connection to Comisión Federal de Electricidad (CFE) electrical grid via a 69 kV transmission line. The transmission line will be stepped down to the 13.8 kV at the substation for distribution to different power requirements across the project site.

Water Supply

Fresh water will be sourced from the UG workings and site water collection which will be supplemented by water from the Panuco River as required. The water will be transported through pumps. 2.6 km of overland pipeline will be installed from Panuco River to the process plant where freshwater tanks will be located. This water will be the source of potable and fire water on site, used for administration buildings and process plant.

On-Site Roads

The project site has unpaved roads connecting the existing access road to the nearby highway. The existing roads will be upgrade to 4m - two lane roads from the process plant to Highway 40, and single lane road from Highway 40 to the Tailings Storage Facility (TSF).

Buildings

The plant site consists of the necessary infrastructure to support the processing operations. All infrastructure buildings and structures will be built and constructed as per applicable codes and regulations. The project site will include an administration building, plant maintenance shop and warehouse, and other buildings.

Waste Rock Storage Facility

Currently the waste rock will be utilized for the development of the TSF and other infrastructure. However, if in the next phase, if its determined that a waste rock facility will be required, a siting study will need to be performed.

Tailings Storage Facility

A siting and depostion tradeoff study was performed to determine best location and deposition technology. Several sites were analyzed and the outcome of the study was a slurry tailings storage facility located approximately 2.5 km to the east of the process plant in a small watershed. The TSF has been design to store 8.8 Mt of tailings but has capacity to expand if additional resources are discovered. The TSF has been designed with 4 stages over the life of the project. The starter embankment crest has a heigth of 573 m.a.s.l. and the final crest elevation of 612 m.a.s.l. to contain the required volume of tailings, operational water, and stormwater plus freeboard. In addition, spillways will be designed for every dam raise to pass the design storm event. The TSF is designed in accordance with best practices and Global Industry Standard on Tailings Management (GISTM) and International Council on Mining & Metals (ICMM's).

Tailings will be slurried from the process plant to the TSF by way of a pipelines that will extend 2/3rd around the perimeter of these facilities. Spigots around the facilities will discharge tailings into them to provide a uniform tailings surface and maximize the storage volume. Tailings are planned to be discharged at 65% solids and will have an overall final dry bulk density of 1.45 t/m3 . The TSF will provide a portion of the water for the process plant from excess tailings water and rainfall runoff. Any water from the underdrain and emergency spillway will be collected in the transfer pond located at the base of the TSF and conveyed to the collection pond located approximately 1 km downstream in a small drainage.

Markets and Contracts

The Ag + Au doré bars will be trucked from the project site to Mazatlán, where the doré will be subsequently transported by air to clients. Doré will be sold into the general market to North American smelters and refineries.

Project economics are estimated based on long-term metal prices of US$26.00/oz Ag and US$1,975/oz Au.

Transportation and off-take agreements for doré are not currently in place but are expected to be negotiated within the industry norms. Similarly, there are no contracts currently in place for supply of reagents, utilities or other bulk commodities required to construct and operate the Project.

Environmental, Permitting and Social Considerations

The Panuco Project is in the Panuco-Copala mining district in the municipality of Concordia, southern Sinaloa State, along the western margin of the Sierra Madre Occidental physiographic province in western Mexico. Mountain ranges characterize the province's topography up to 1,640 m, cut by steep gorges. The climate is subtropical, with heavy rain in June through September.

Environmental Considerations

The baseline environmental information provided in this report have been largely gathered by consultants during the period January 2022 to February 2023 (WSP, 2022-2023). These studies were intended to serve as a reference and support for the preparation of the Environmental Impact Assessment, EIA (MIA in Mexico) required by the Ministry of Environment and Natural Resources (SEMARNAT) to support ongoing exploration activities and to provide initial data to support proposed future mining operations for the Project. At the time of issuing the documents in 2022 and 2023, the location and design of the Project infrastructure had not yet been finalized.

Currently, baseline data is available for the following subject areas: meteorology and climate, surface water, groundwater, air quality, noise, and flora and fauna. A preliminary desktop study was completed on the social aspects of the Project and on regional hydrogeological aspects (Flores Doncel 2022) .

A geotechnical and hydrogeological investigation was conducted by consultants in 2023-2024 (SRK 2024). The results of this investigation provided preliminary characterization focused on geotechnical and hydrogeological properties of the deposit and production access ramps. Additional hydrogeological investigations will be required to collect sufficient hydrogeological testing and monitoring data that can be used, coupled with geological models, to develop a groundwater conceptual model for the Project and study area.

At the time of this study, data was not availble from public or other sources for the subject areas of geochemistry and archaeology, for the Project site. To support the next stage of the Project design work and to support future environmental assessment and permitting activities, additional site-based targeted environmental and local socioeconomic studies will need to be initiated. With regard to archaeological resources, a survey will need to be conducted and findings registered with the INAH (Instituto Nacional de Antropologia e Historia, National Institute of Anthropology and History).

Currently, the only known environmental liabilities are associated with the exploration site activities and access roads. and existing underground workings from former operations Remediation of surface disturbances and removal of wastes will be mitigated by compliance with applicable Mexican regulatory requirements.

As the Project progresses though future and EIS/permitting stages, environmental management and monitoring plans will be required to guide the development and operation of the Project to mitigate and limit environmental impacts. These plans will be complementary to the engineered designs that will be required for the storage of tailings, waste rock, mineralized material, and conveyance/storage and processing of these materials.

Permitting Considerations

The Project is currently in the exploration stage and operates under three permits for mine exploration issued in 2020 and 2021, by SEMARANT (Secretary of Environmental Media and Natural Resource). An Informe Preventivo (IP) is in force for the area of the of the Panuco Project that permits drilling and exploration activities.

There are a number of environmental permits required for the operation of the project. Mining regulations are managed at the federal, state and local levels. Application for these permits have not yet been made but are in the preliminary preparation stage. Three major federal permits required by the Secretary of Environmental Media and Natural Resources (SEMARNAT) prior to construction include the Environmental Impact Assessment, EIA (MIA in Mexico), Land Use Change (CUS), and Risk Analysis (RA). A detailed list and description of required authorizations and permits for the Project are provided in Table 20-5 of the Technical Report.

In March 2023, the Mexican Federal Executive Branch (Poder Ejecutivo) first submitted a bill to amend the Mining Law and other national laws impacting new mining and water concessions (known as the Amendments). The primary goal of the bill to regulate the granting, maintenance, supervision and termination of mining concessions and water concessions for mining purposes. However, The amendments have been postponed as declared in The Official Gazette of the Mexican Nation as of July 11, 2024, by the Supreme Court of Justice of the Nation. The Amendments, which focus principally but not exclusively, on the process of granting new concessions, are generally applicable to new concessions only. The Amendments are not seen as materially affecting the advancement of the Project given that the Project is comprised entirely of existing concessions. However, there does remain some minor uncertainty as to how the Amendments may be applied by Mexican regulators in the future, and the situation should be monitored closely.

Social and Community Considerations

The Panuco Project is in the northwest of the municipality of Concordia, Sinaloa. This region is made up of six rural agrarian centers with large extensions of Common Use Lands and 32 towns. The municipality of Concordia has an estimated population of 24,899 (2020 census) within an area of 2,167 km2 . Many of these populations consist of emigration flows of people displaced from their original communities due to organized crime conflicts. Within the local area of Panuco, there are six agrarian settlements with large areas of Common Use Lands, and within it, there are 32 localities with rural characteristics. The estimated population of this area is 2,400 inhabitants, of which 28% have active agrarian rights (communeros or ejidatarios), and 72% are settlers (without agrarian rights). The total population is distributed across 20 localities, with 12 localities recorded as uninhabited. The Project's positive impact on the community may include employment generation, economic output and incorporation into social security programs. The Company will need to establish measures to mitigate negative impacts, especially if they are of concern to the population.

Vizsla reports that it is in the process of establishing guiding principles for community outreach and developing a strategic plan aligned with the organizational philosophy and the objectives of the Project. The implementation of actions must be accompanied by monitoring and measurement to evaluate performance and results. A community engagement plan and management system would enable relations with the community by controlling social risks, and enabling favorable conditions for the development of the Project in the long term. In addition such an engagement and management system would allow for the orderly development and justify sufficent budgets to allow for meaningful social investment, thereby reducing Project risks and costs due to potential community opposition and contribute to the responsible development of the community in accordance with community needs.

Supporting social activities and recreation for the Ejidos population is a main contribution that the Company has been supporting over the years. The support includes financial resources per request of the people and needed for the festivities and recreational activities that as a society are performed locally.

Vizsla has reportedly commenced conversations with local stakeholders to express the intention of developing a mining project within Common Use Lands and ejido property land that would aim to provide socio-economic well-being for the local population. The Company intends to maintain this relationship throughout the Project's lifecycle.

Closure and Reclamation Planning

In accordance with the general work schedule of the Panuco Project, the abandonment phase will commence after Year 11 from the start of operations, after which the approved Closure and Reclamation Plan will be implemented. At this time no formal Closure and Reclamation Plan has been prepared for the Panuco Project for the purpose of regulatory submission; one will be required as the Project advances through subsequent project stages of feasibility-level design and as part of the MIA. An environmental monitoring plan will need to be developed once closure measures are implemented.

However, for the purpose of Project design, a conceptual closure and reclamation plan for the Project has been preliminarily developed that involves the identification of risks and associated mitigation measures for various Project components. The associated cost of reclamation and closure has been preliminarily estimated at US$31.8M (refer to Section 21.2.10).

Capital and Operating Cost Estimates

Capital Cost Estimates

The capital costs provided in this PEA are reported in United States Dollars (US$) with no allowance for escalation or exchange rate fluctuations. The capital cost estimate conforms to Class 5 guidelines of the Association for the Advancement of Cost Engineering International (AACE International) with an estimated accuracy of +50%/-30%. The capital cost estimate was developed in Q3 2024 dollars based on budgetary quotations for equipment and construction contracts, as well as in-house database of projects and advanced studies including experience from similar operations. The total initial capital cost for the Panuco Project is US$223.5M, expansion capital cost is US$11.1M and LOM sustaining cost including financing and closure cost of US$31.8M is US$262.0M. The capital cost summary is presented in Table 1-4 of the Technical Report.

Average Operating Cost Estimate

The costs considered on-site operating costs are those related to mining, processing, tailings handling, maintenance, power and general and administrative activities.

A summary of the operating costs is presented in Table 1-5 of the Technical Report.

The unit operating cost is US$76.40/t processed, including an annual G&A cost of US$9.9M.

Economic Analysis

The economic analysis was performed assuming a 5% discount rate. The pre-tax net present value (NPV) discounted at 5% is US$1,778M; the internal rate of return (IRR) is 124.1%, and payback period is 0.6 years. On a post-tax basis, the NPV discounted at 5% is US$1,137M, the IRR is 85.7%, and the payback period is 0.8 years. A summary of project economics is shown in Table 1-6 of the Technical Report. The analysis was done on an annual cashflow basis; the cashflow output is shown graphically in Figure 1-3 of the Technical Report.

Readers are cautioned that the PEA is preliminary in nature. It includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized.

Sensitivity Analysis

A sensitivity analysis was conducted on the base case NPV and IRR of the project using the following variables: discount rate, head grade, recovery, total operating cost, initial capital cost, as well as silver and gold prices, which were encompassed in a single variable, metal price. As illustrated in Figure 1-4 of the Technical Report, the sensitivity analysis revealed that the project is most sensitive to changes in head grade and metal price.

Interpretations and Conclusions

The MRE, effective September 1, 2023, includes Indicated resource of 9.48 Mt grading 289 g/t silver, 2.41 g/t gold, 0.27% lead, and 0.84% zinc (511 g/t AgEq) plus an additional 12.19 Mt grading 239 g/t silver, 1.93 g/t gold, 0.29% lead, and 1.03% zinc (433 g/t AgEq) in the Inferred category. The process design is based on processing mineralized material from the Panuco deposits, through crushing, grinding cyanide leaching and precious metal recovery via the Merrill Crowe process in phase 1 and converted to bulk flotation with concentrate regrind and concentrate leach in Year 4.

The mining method selected for the Panuco Project is LHS backfill with a combination of Cemented Rock Fill ("CRF") and paste backfill. Mining operations will feed 1.2 Mt/a of mineralized material (387 g/t Ag, 2.35 g/t Au) in Phase 1 and 1.5 Mt/a of mineralized material (230 g/t Ag, 1.77 g/t Au) in Phase 2 for processing over a 11-year project life. Based on the assumptions and parameters in this technical report, the PEA shows a positive economics (i.e. US$ 1,137M post-tax NPV (5%) and 85.7% IRR). The PEA supports a decision to carry out additional studies to progress the project further into detailed assessment.

Recommendations

Overall Recommendations

The Panuco Project demonstrates positive economics, as shown by the results presented in this technical report.

It is recommended to continue developing the Project through FS. The recommended work program to advance through FS includes additional drilling to convert inferred resources to indicated resources, metallurgical work and trade-off studies to further improve the process plant design, additional geotechnical drilling to improve the mine plan, further work to characterise the water management and tailings storage facility and expansion and ongoing data collection of environmental data for future permitting. Table 1-7 of the Technical Report summarized the estimated cost for the recommended future work on the Panuco Project.

Exploration and Drilling

The Deposits of the Panuco Project contain underground Indicated and Inferred Mineral Resources that are associated with well-defined mineralized trends and models. All deposits are open along strike and at depth.

Armitage considers that the Project has potential for delineation of additional Mineral Resources and that further exploration is warranted. Given the prospective nature of the Panuco Property, it is the opinion of Armitage that the Property merits further exploration and that a proposed plan for further work by Vizsla is justified.

Armitage is recommending Vizsla conduct further exploration, subject to funding and any other matters which may cause the proposed exploration program to be altered in the normal course of its business activities or alterations which may affect the program as a result of exploration activities themselves.

For 2025, the company plans to drill ~25,000 m on current resource areas, priority targets proximal to current resources in the west, as well as on other high-priority targets in the eastern portion of the district.

Resource Extension Targets

• The Copala structure remains open along strike to the north and down dip to the south. Alternatively, after the discovery of the old Copala adit and concomitant with the successful infill/expansion drilling campaign in central Copala, the team identified potential for near surface high-grade mineralization in the south. Vizsla intends to drill two near surface targets in the second half (H2) of 2025 once the team completes detailed structural and alteration mapping along Copala, south of the old adit.

• At Napoleon area, the company plans to conduct resource expansion drilling along the Hanging Wall-4 vein (HW4) down-dip to the east and along the 400m wide gap in La Luisa vein, located between the current mineral resource area and seven shallow drill-holes located 500m to the north.

Proximal Targets

• The EL Molino Vein, a northeast trending vein located between Copala and Napoleon, reported significant silver and gold grades close to surface, and Vizsla plans to continue exploring the vein along strike and at depth to add additional high-grade resources close to planned infrastructure in 2025.

• Vizsla plans to drill-test a conceptual target at the projected northern intersection of the Copala fault with the Napoleon vein system near La Estrella area.

District Targets

New mapping efforts completed in 2023 and 2024 have highlighted an abundance of historic workings in the northeastern portion of the district. The new areas named "Camelia-San Dimas, Animas-Triunfo, Galeana, San Fernando-Nacaral and El Roble-Oregano-Whicha" are marked by several anomalous to high-grade surface samples grading up to 400 g/t Ag and 5.0 g/t Au. Given, the overall density of veins mapped on surface and the abundance of surface samples related to historic workings this has become a high priority district target in the east. Vizsla also contracted TMC Geophysical consulting to conduct a Horizontal Loop EM (Promis-HLEM) survey on 45 l-km over Copala (test area) and 5 selected high-priority targets during. The objective of the study is to determine the geophysical response of known mineralization near-surface at Copala, and then investigate five other selected targets in the district, four of them located in the northeast.

Bulk Sample / Test Mine

Vizsla has received permits to develop and operate a test mine program at its Panuco project to extract a combined 25,000 tonne bulk sample from the Copala and Napoleon structures. Initial engineering and underground development for the bulk sample test mine began in late 2024.

Key objectives for 2025:

• Advance Copala test mine development and bulk sample program

• Complete fourth round of metallurgical testing in H1 2025

• Advance through permitting process

• Deliver Feasibility Study (FS) in H2 2025

• Complete +12,000 meters of geotechnical drilling to support the FS

• Complete +25,000 meters of ongoing discovery-based and resource expansion drilling

• Complete a ~45 line-kilometre ground Horizontal-Loop EM (Promis-HLEM) over six selected target areas

The total cost of the planned exploration work program by Vizsla is estimated at ~CAD$4.25 million.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act and subject to Section 163 of the Act, an individual who:

• is or was a director or officer of the Registrant,

• is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

• at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an "eligible penalty") in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding ("eligible proceeding") to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162of the Act, as the case may be, if any of the following circumstances apply:

• if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

• if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

• if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

• in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

• order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

• order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

• order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

• order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

• make any other order the court considers appropriate.

Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, and subject to the provisions of the Act, the Registrant must indemnify a director, former director or alternate director of the Registrant, and the heirs and legal personal representatives of all such persons, against all eligible penalties to which such person is or may be liable in relation to a legal proceeding or investigative action, whether current or threatened, pending or completed, in which any director, former director or alternative director, or any of their heirs and legal personal representatives, by reason that he or she is or was a director or alternative director of the Registrant, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and the Registrant must, after the final disposition of such a legal proceeding or investigative action, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the mandatory indemnity contained in the Registrant's articles.

Under its articles, and subject to the Act, the Registrant may indemnify any person. The Registrant has not entered into indemnity agreements with certain of its current (but may enter into indemnity agreements with its future) directors, officers, and service providers.

The failure of a director, alternate director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant's articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs and legal personal representatives) who is or was a director, alternative director, officer, employee or agent of the Registrant; is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors' and officers' liability insurance. The policies provide a maximum coverage in any one policy year of $5 million in annual claims (subject to a deductible of $5 million per securities claim and $1.5 million for all other claims, payable by the Registrant). The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant's indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

4.1	The Registrant's Annual Information Form for the fiscal year ended April 30, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant's Annual Report on Form 40-F for the fiscal year ended April 30, 2024, filed with the Commission on July 19, 2024) (File No. 001-41225), except for the information contained under the heading "Description of Business - Material Mineral Projects", which has been superseded by the summary from the Technical Report reproduced in Schedule A - Mineral Property Disclosure in the Prospectus.

4.2	The Audited Annual Consolidated Financial Statements for the fiscal year ended April 30, 2024 and 2023, together with the notes thereto and the auditor's report thereon (incorporated by reference to Exhibit 99.2 of the Registrant's Annual Report on Form 40-F for the fiscal year ended April 30, 2024, filed with the Commission on July 19, 2024) (File No. 001-41225).

4.3	The Management's Discussion and Analysis for the year ended April 30, 2024 and 2023 (incorporated by reference to Exhibit 99.3 of the Registrant's Annual Report on Form 40-F for the fiscal year ended April 30, 2024, filed with the Commission on July 19, 2024) (File No. 001-41225).

4.4	The Condensed Consolidated Interim Financial Statements of the Company for the nine-months ended January 31, 2025, together with the notes thereto (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K furnished to the Commission on March 13, 2025).

4.5	The Management's Discussion and Analysis of financial condition and results of operations of the Company for the nine-months ended January 31, 2025 and 2024 (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K furnished to the Commission on March 13, 2025).

4.6	The Material Change Report of the Company dated August 21, 2024, in respect of (i) the closing of the Spin-Off, and (ii) the announcement of results from the independent preliminary economic assessment on the Panuco Project (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K furnished to the Commission on August 30, 2024).

4.7	The Material Change Report of the Company dated September 9, 2024, in respect of the filing of technical report titled, "Panuco Project - NI 43-101 Technical Report and Preliminary Economic Assessment", with an effective date of July 24, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K furnished to the Commission on October 16, 2024).

4.8	The Material Change Report of the Company dated September 13, 2024, in respect to the updated at-the-market equity program to offer and sale up to US$100,000,000 of Common Shares (incorporated by reference to Exhibit 99.2 of the Registrant's Report on Form 6-K furnished to the Commission on October 16, 2024).

4.9	The Material Change Report of the Company September 16, 2024, in respect of the announcement of the Bought Deal Offering of 25,000,000 Common Shares at a price of $2.60 per Common Share for gross proceeds of $65,000,000 (incorporated by reference to Exhibit 99.3 of the Registrant's Report on Form 6-K furnished to the Commission on October 16, 2024).

4.10	The Material Change Report of the Company dated September 27, 2024, in respect of the exercise in full of the Bought Deal Over-Allotment Option in connection with the Bought Deal Offering, which resulted in the issuance of an additional 3,750,000 Common Shares at a price of $2.60 per Common Share for additional gross proceeds of $9,750,000 (incorporated by reference to Exhibit 99.5 of the Registrant's Report on Form 6-K furnished to the Commission on October 16, 2024).

4.11	The Technical Report (incorporated by reference to Exhibit 99.1 of the Registrant's Report on Form 6-K furnished to the Commission on February 20, 2025).

4.12

The Management Information Circular of the Company dated May 17, 2024 with respect to the Company’s special meeting of shareholders held on June 17, 2024 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on May 24, 2024).

4.13

The Management Information Circular of the Company dated August 23, 2024, with respect to the Company’s annual general meeting held on October 3, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on August 27, 2024).

5.1	Consent of MNP LLP.

5.2	Consent of Allan Armitage, P.Geo., of SGS Canada Inc.

5.3	Consent of Benjamin K. Eggers, P. Geo., of SGS Canada Inc.

5.4	Consent of Henri Gouin, P.Eng, of SGS Geological Services.

5.5	Consent of Ausenco Engineering Canada ULC.

6.1	Powers of Attorney

7.1	Form of Indenture

107	Filing Fee Table

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.   Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.   Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on April 1, 2025.

VIZSLA SILVER CORP.

By:	/s/ Mahesh Liyanage
Name:	Mahesh Liyanage
Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael A. Konnert and Mahesh Liyanage, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the 1933 Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on April 1, 2025.

Signature	Title
/s/ Michael A. Konnert Michael A. Konnert	Chief Executive Officer (Principal Executive Officer) and President

/s/ Mahesh Liyanage Mahesh Liyanage	Chief Financial Officer (Principal Financial Officer)

/s/ Simon Cmrlec Simon Cmrlec	Chief Operating Officer and Director

/s/ Michael Pettingell Michael Pettingell	Senior Vice President, Business Development and Strategy

/s/ Jesus Velador Jesus Velador	Vice President, Exploration

/s/ Jennifer Hanson Jennifer Hanson	Corporate Secretary

/s/ Craig Parry Craig Parry	Director

/s/ Harry Pokrandt Harry Pokrandt	Director

/s/ David Cobbold David Cobbold	Director

/s/ Eduardo Luna Eduardo Luna	Director

/s/ Sukhjit Gill Sukhjit Gill	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on April 1, 2025.

By:	Cogency Global Inc.
/s/ Colleen A De Vries
Name:	Colleen A De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.